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Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 21, 2001 in Post-effective Amendment No. 2 to the Registration Statement (Registration No. 333-36022) and related Prospectus of SteelCloud, Inc. for the registration of 322,525 shares of its common stock.


                                            /s/Ernst & Young LLP

McLean, Virginia
November 17, 2003